UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2018

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14646 N. Kierland Blvd., Suite 255
Scottsdale, Arizona 85254
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2018, our board of directors adopted the 2018 Stock Option Plan, pursuant to which we may grant stock options to acquire up to a total of 5,171,612 shares of our common stock, including any other shares of our common stock which may be issued pursuant to any other stock options granted by our company outside the plan. We adopted the plan in connection with our application to list our common stock on the TSX Venture Exchange.

The purpose of the plan is to retain the services of valued key employees and consultants of our company and such other persons as our board of directors selects, and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our stockholders, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by our board of directors.

In order to comply with the policies of the TSX Venture Exchange, the plan provides that while our common stock is listed on the TSX Venture Exchange:

  the maximum number shares of our common stock subject to a stock option to a holder who is a Consultant (as defined by the policies of the TSX Venture Exchange) is limited to an amount equal to 2% of the then issued and outstanding shares of our common stock (on a non-diluted basis) in any 12 month period;

  the number of stock options granted to all persons in aggregate who are employed to perform Investor Relations Activities (as defined by the policies of the TSX Venture Exchange) is limited to an amount equal to 2% of the then issued and outstanding shares of our common stock (on a non-diluted basis) in any 12 month period, provided that such stock options vest in stages over a 12 month period with no more than 1/4 of the stock options vesting in any 3 month period;

  the exercise price of the shares of our common stock covered by each stock option must be determined by the plan administrator (currently our board of directors) and the exercise price must not be less than the price permitted by the TSX Venture Exchnage or other regulatory body having jurisdiction and a minimum exercise price must not be established unless the stock options are allocated to particular persons and we must not grant stock options unless and until the stock options have been allocated to a particular person or persons;

  an optionee must either be an Eligible Charitable Organization or a Director, Employee or Consultant (as defined by the policies of the TSX Venture Exchange) of our company or a subsidiary of our company at the time of grant of the stock options, except as otherwise provided by the polices of the TSX Venture Exchange and, for stock options granted to Employees, Consultants or Management Company Employees (as defined by the policies of the TSX Venture Exchange), we must ensure that the optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be;

  except in relation to Consultant Companies (as defined by the policies of the TSX Venture Exchange), the stock options may be granted only to an individual or to a company that is wholly owned by individual eligible for a grant of a stock option;

  stock options granted to optionees engaged in Investor Relations Activities (as defined by the policies of the TSX Venture Exchange) on behalf of our company must expire 30 days after such optionees cease to perform such Investor Relations Activities for our company;

  the exercise price of a stock option must be paid in cash;

  unless disinterested shareholder approval is obtained, under no circumstances will the plan, together with all of our other previously established and outstanding stock option plans or grants, result in:

  (a)             the aggregate number of shares of our common stock reserved for issuance under stock options granted to insiders (as a group) at any point in time exceeding 10% of the issued shares~~.~~ of our common stock;

  (b)             the grant to insiders (as a group), within a 12 month period, of an aggregate number of stock options exceeding 10% of the issued shares of our common stock, calculated at the date a stock option is granted to any insider; or

  (c)             the aggregate number of stock options granted to any one optionee (and companies wholly owned by that optionee) within a 12 month period exceeding 5% of the issued shares of our common stock, calculated on the date a stock option is granted to the optionee; and

  we must obtain disinterested shareholder approval for any amendment to stock options held by insiders that would have the effect of decreasing the exercise price of the stock options.

Item 8.01 Other Events.

Effective at the opening on April 25, 2018, shares of our common stock have been approved for trading on the TSX Venture Exchange in Canada under the symbol “WTER.” We have been approved for listing as a Tier 2 Industrial Issuer on the TSX Venture Exchange.

Item 9.01	Financial Statements and Exhibits.

10.1	2018 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright
Richard A. Wright
President, Chief Executive Officer and Director

April 25, 2018